As filed with the Securities and Exchange Commission on April 26, 2001.

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933


                            MFN FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                           36-3627010
         (State or Other Jurisdiction of                 (I.R.S. Employer
         Incorporation or Organization)                 Identification No.)

                           100 Field Drive, Suite 340
                           Lake Forest, Illinois 60045
                    (Address of Principal Executive Offices)

                 MFN Financial Corporation Amended and Restated
                1989 Stock Option and Incentive Compensation Plan
                            (Full Title of the Plan)

                                 Mark E. Dapier
             Executive Vice President, General Counsel and Secretary
                            MFN Financial Corporation
                           100 Field Drive, Suite 340
                           Lake Forest, Illinois 60045
                     (Name and Address of Agent For Service)

                                 (847) 295-8600
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                               Proposed        Proposed
           Title of                             Maximum         Maximum
           Securities        Amount            Offering        Aggregate        Amount of
           to be              to be              Price         Offering       Registration
           Registered      Registered(1)      Per Share(2)      Price(2)           Fee

Common Stock (par value    500,000 Shares         $4.965        $2,482,500         $621.00
$.01 per share)

1 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the OTC Bulletin Board on April 23, 2001.



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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 filed by MFN Financial Corporation (the "Company") (File No. 333-35770) with the Securities and Exchange Commission (the "Commission") is incorporated by reference.

                  The following document is also incorporated by reference into this registration statement:

                  The Annual Report of the Company on Form 10-K for the year ended December 31, 2000, which has heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 24th day of April, 2001.

                            MFN FINANCIAL CORPORATION


                                       By:    /s/ Jeffrey B. Weeden
                                           -------------------------------------
                                           Jeffrey B. Weeden
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of MFN Financial Corporation, hereby severally constitute Jeffrey B. Weeden and Edward G. Harshfield, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable MFN Financial Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2001.

  Signature                                                       Title

  /s/ Jeffrey B. Weeden                  Director, President and Chief Executive
  --------------------------------       Officer
  Jeffrey B. Weeden                      (principal executive officer)


  /s/ Mark D. Whitham                    Chief Financial Officer
  --------------------------------       (principal financial and accounting
  Mark D. Whitham                          officer)


  /s/ Edward G. Harshfield               Chairman of the Board of Directors
  --------------------------------
  Edward G. Harshfield


  /s/ Thomas L. Gooding                  Director
  --------------------------------
  Thomas L. Gooding


  /s/ Andrew C. Halvorsen                Director
  --------------------------------
  Andrew C. Halvorsen


  /s/ Martin L. Solomon                  Director
  --------------------------------
  Martin L. Solomon

  /s/ Robert Stucker                     Director
  Robert Stucker


  /s/ George R. Zoffinger                Director
  --------------------------------
  George R. Zoffinger

                                  EXHIBIT INDEX

Exhibit Number                             Description
--------------                             -----------

      5                  Opinion (including consent) of McDermott, Will & Emery

     23.1                Consent of Grant Thornton LLP

     23.2                Consent of Arthur Andersen LLP


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